Exhibit 4.1

DUKE ENERGY OHIO, INC.

(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON

AND TO IRVING TRUST COMPANY)

FORTY-SECOND SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 6, 2013

TO

FIRST MORTGAGE

DATED AS OF AUGUST 1, 1936

Creating First Mortgage Bonds, Floating Rate Series, Due March 6, 2015

and First Mortgage Bonds, 3.80% Series, Due September 1, 2023

ii

FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of September 6, 2013, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 525 Vine Street, Suite 900, Cincinnati, Oh 45202.

RECITALS OF THE COMPANY

The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.

The Company has heretofore executed and delivered to the Trustee forty-one supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).

The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Forty-second Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01, 13.01 and 16.02 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, two new series of Securities (each, a “Series”) under the Indenture to be designated as (i) “First Mortgage Bonds, Floating Rate Series, Due March 6, 2015”), in an aggregate principal amount of $150,000,000 (hereinafter referred to as the “Bonds of Series Due 2015”), and (ii) “First Mortgage Bonds, 3.80% Series, Due September 1, 2023”), in an aggregate principal amount of $300,000,000 (hereinafter referred to as the “Bonds of Series Due 2023” and, together with the Bonds of Series Due 2015, collectively, the “Bonds”).

All things necessary to make the Bonds of each Series herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Forty-second Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and of the acceptance and purchase of the Bonds of each Series, the Company hereby covenants and agrees to and with the Trustee as follows:

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ARTICLE ONE.

DEFINITIONS

SECTION 1.01.  DEFINITIONS.

(a)                                 In addition to the words and terms defined elsewhere in this Forty-second Supplemental Indenture, the following defined term used herein shall, unless the context otherwise requires, have the meaning specified below.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.

(b)                                 Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein. The terms defined herein include the plural as well as the singular.

ARTICLE TWO.

FIRST MORTGAGE BONDS, FLOATING RATE SERIES, DUE MARCH 6, 2015 AND FIRST MORTGAGE BONDS, 3.80% SERIES, DUE SEPTEMBER 1, 2023

SECTION 2.01.  CREATION AND DESIGNATION OF BONDS.

There is hereby created two series of Securities to be issued under and secured by the Indenture, to be designated as (i) “First Mortgage Bonds, Floating Rate Series, Due March 6, 2015”) (such series being the Bonds of Series Due 2015 hereinbefore referenced), and (ii) “First Mortgage Bonds, 3.80% Series, Due September 1, 2023”) (such series being the Bonds of Series Due 2023 hereinbefore referenced).

SECTION 2.02.  AGGREGATE PRINCIPAL AMOUNT OF BONDS OF EACH SERIES ISSUABLE.

(a)                                 The principal amount of Bonds of Series Due 2015 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) and the principal amount of Bonds of Series Due 2023 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Three Hundred Million Dollars ($300,000,000) (except, in each case, for Bonds of each such Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such Series pursuant to Section 3.04, 3.05, 3.06, 5.06 or 13.06 of the Indenture and except for any Bonds of each such Series which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder).

(b)                                 The Bonds of Series Due 2015 in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) and the Bonds of Series Due 2023 in the aggregate principal amount of Three Hundred Million Dollars ($300,000,000) may at any time subsequent to the execution hereof each be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of Property Additions issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 16.02 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by said Section 16.02.

SECTION 2.03.  BOOK-ENTRY SYSTEM.

The following provisions shall apply to the Bonds of each Series.

(a)                                 The Bonds of each Series shall be issued in fully registered form only.  However, except as provided elsewhere in this Section, the registered owner of each Series of Bonds initially shall be The Depository Trust Company (“DTC”) or its nominee, and each such Series of Bonds initially shall be registered in the name of DTC or its nominee.  Payment of the principal or Redemption Price (if any) of or interest on Bonds registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws.  DTC (and any successor securities depository) and its (or their) participating institutions (each, a “Participant”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds of each Series (the “Book-Entry System”).

(b)                                 The Bonds of each Series initially shall be issued in the form of one or more authenticated, fully registered bonds for such series (each a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of such Series of Bonds issued under the Indenture and this Forty-second Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and this Forty-second Supplemental Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO

ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds of Series Due 2015 or Bonds of Series Due 2023 (as applicable) in definitive certificated form, each Global Security representing the Bonds of such Series may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

(c)                                  The Trustee and the Company may treat DTC or its nominee, or any successor securities depository or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds of each Series registered in its name for the purposes of payment of the principal or Redemption Price (if any) of or interest on the Bonds of such Series, giving any notice permitted or required to be given to Holders of the Bonds of such Series under the Indenture or this Forty-second Supplemental Indenture, registering the transfer of the Bonds of such Series, obtaining any consent or other action to be taken by Holders of the Bonds of such Series, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in a Series of Bonds under or through the Depository or any Participant, or any other Person which is not shown on the Security Register as being a Holder of a Series of Bonds with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or Redemption Price (if any) of or interest on the Bonds of such Series; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds of such Series in respect of the principal or Redemption Price (if any) of or interest on the Bonds of such Series or (iv) any consent or other action taken by the Depository as owner of the Bonds of such Series.  The Trustee shall pay all principal or Redemption Price (if any) of and interest on the Bonds of each Series only to or upon the order of the registered Holder or Holders of the Bonds of such Series, as shown on the Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or Redemption Price (if any) of and interest on the Bonds of such Series, to the extent of the sum or sums so paid. Except as hereinafter provided, no Person other than a Holder of a Bond of a Series, as shown on the Security Register, shall receive an authenticated Bond evidencing the obligation of the Company to make payment of the principal or Redemption Price (if any) of and interest on the Bonds of such Series, pursuant to the Indenture or this Forty-second Supplemental Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture, the word “Cede & Co.”, as used in this Forty-second Supplemental Indenture, shall refer to each new nominee of DTC.

(d)                                 In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds of a Series, as reflected in the books and records of the Depository,  notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Bonds of such Series, then the Trustee shall notify the Depository and the Company, and the Depository will notify each Participant of the availability through the Depository of definitive certificated Bonds of such Series.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order, for the authentication and delivery of definitive certificated Bonds of such Series, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-second Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Securities and in exchange for such Global Security or Securities.

(e)                                  If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Series of Bonds, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Exchange Act or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds of such Series.  If a successor Depository for the Bonds of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds of such Series, will authenticate and deliver Bonds of such Series in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-second Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(f)                                   The Company may at any time and in its sole discretion and subject to the procedures of the Depository determine that a Series of Bonds shall no longer be represented by a Global Security or Global Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds of such Series, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-second Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(g)                                  Upon the exchange of any Global Security for the Bonds of Series Due 2015 or the Bonds of Series Due 2023 in definitive certificated form, in authorized denominations, the related Global Security or Global Securities shall be cancelled by the Trustee.

(h)                                 Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing a Series of Bonds to any Participant having Bonds of such Series credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing a Series of Bonds.

(i)                                     In connection with any notice or other communication to be provided to Holders of the Bonds of a Series pursuant to the Indenture or this Forty-second Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by Holders of the Bonds of such Series, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole Holder of the Bonds of such Series.

SECTION 2.04.  DATE OF BONDS OF EACH SERIES.

Each Bond of Series 2015 and Bond of Series Due 2023 issued prior to the first Interest Payment Date therefor shall be dated as of September 6, 2013, and otherwise shall be dated as provided in Section 3.03 of the Indenture.

SECTION 2.05.  MATURITY DATES, INTEREST RATES, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR BONDS OF EACH SERIES.

(a)                                 All Bonds of Series Due 2015 shall be due and payable on March 6, 2015, and shall bear interest from September 6, 2013 or the last date to which interest has been paid or duly provided for at the rates set quarterly pursuant to this Section 2.05(a), payable quarterly in arrears on the sixth day of March, June, September and December of each year, commencing December 6, 2013 (each such date being an Interest Payment Date for Bonds of Series Due 2015; provided, however, in the event that any Interest Payment Date for the Bonds of Series Due 2015 (other than the Interest Payment Date that is the Stated Maturity of the principal of the Bonds of Series Due 2015) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day).  Interest on the Bonds of Series Due 2015 shall be computed on the basis of the actual number of days elapsed over a 360-day year

The Bonds of Series Due 2015 will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.14%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Bonds of Series Due 2015, the Company and the Trustee.

Upon the request of a Holder of the Bonds of Series Due 2015, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

The accrued interest on the Bonds of Series Due 2015 for any period is calculated by multiplying the principal amount of Bonds of Series Due 2015 by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on the Bonds of Series Due 2015 will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

For purposes of this Section 2.05(a), except as otherwise expressly provided or unless the context otherwise requires:

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., as appointed pursuant to Section 3.01 of this Forty-second Supplemental Indenture, or its successor appointed by the Company pursuant to Article Three hereof, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for the Bonds of Series Due 2015 (or, with respect to the initial Interest Period only, commencing on the original issue date for the Bonds of Series Due 2015) and ending on the day before the next succeeding Interest Payment Date for the Bonds of Series Due 2015.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for the Bonds of Series Due 2015 that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the

Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Bonds of Series Due 2015, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Bonds of Series Due 2015, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

(b)                                 All Bonds of Series Due 2023 shall be due and payable on September 1, 2023, and shall bear interest from September 6, 2013 or the last date to which interest has been paid or duly provided for at the rate of 3.80% per annum, payable semi-annually on the first day of March and September in each year, commencing March 1, 2014 (each such date being an Interest Payment Date for Bonds of Series Due 2023).  In the event that any Interest Payment Date for Bonds of Series Due 2023 should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(c)                                  Subject to certain exceptions provided in the Indenture or this Forty-second Supplemental Indenture, the interest payable on any Interest Payment Date for Bonds of each Series shall be paid to the Person in whose name such Bonds shall be registered at the close of business on the Regular Record Date for such Series of Bonds (as defined for each Series in the form of the Bonds of such Series set forth in Section 2.10) or, in the case of any Defaulted Interest therefor, in the manner and to the Person as provided in Section 3.07 of the Indenture.

SECTION 2.06.  PLACE AND MANNER OF PAYMENT OF BONDS OF EACH SERIES.

Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, the principal or Redemption Price (if any) of and interest on the Bonds of each Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the Holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the Bonds of each Series may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

SECTION 2.07.  DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS OF EACH SERIES.

Definitive Bonds of each Series shall be issuable in denominations of $2,000 and multiples of $1,000 in excess thereof, numbered in each case consecutively from “R-1” upward.

SECTION 2.08.  TEMPORARY BONDS OF EACH SERIES AND EXCHANGE THEREOF.

Pursuant to the provisions of Section 3.04 of the Indenture, Bonds of each Series may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of such Series and exchange the temporary bonds for such definitive bonds in the manner provided for in said Section, provided, however, no presentation or surrender of temporary Bonds shall be necessary in order for the Holders entitled to interest thereon to receive such interest.

SECTION 2.09.  REDEMPTION PROVISIONS OF THE BONDS.

(a)                                 Bonds of Series Due 2015.  The Bonds of Series Due 2015 are not redeemable prior to their maturity.

(b)                                 Bonds of Series Due 2023.

(i)                                     At any time before June 1, 2023, the Bonds of Series Due 2023 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2023 to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15% (15 basis points), plus, in each case, accrued and unpaid interest to the Redemption Date. For the avoidance of doubt, interest that is due and payable on an Interest Payment Date for the Bonds of Series Due 2023 falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds of Series Due 2023 and the Indenture.  The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

At any time on or after June 1, 2023, the Bonds of Series Due 2023 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds of Series Due 2023 to be redeemed plus accrued and unpaid interest to the Redemption Date.

(ii)                                  For purposes of this Section 2.09(b), except as otherwise expressly provided or unless the context otherwise requires:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds of Series Due 2023 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds of Series Due 2023.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Bonds of Series Due 2023, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Barclays Capital Inc., RBS Securities Inc., and UBS Securities LLC, plus two other financial institutions appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a  primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(iii)                               Notice of any redemption by the Company will be mailed at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds of Series Due 2023 to be redeemed. If less than all the Bonds of Series Due 2023 are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series Due 2023 to be redeemed in whole or in part.

(iv)                              Unless the Company defaults in payment of the Redemption Price therefor, on and after any Redemption Date therefor, interest will cease to accrue on the Bonds of Series Due 2023 or portions thereof called for redemption.

(c)                                  The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including reasonable attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly, by any act or omission of the Trustee with respect to this Section 2.09, except for such that would arise out of the gross negligence, willful misconduct or bad faith of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.

SECTION 2.10.  FORM OF THE BONDS OF EACH SERIES.

The Bonds of each Series and the respective Trustee’s certificate to be endorsed thereon shall be substantially in the following form:

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(FORM OF BOND OF SERIES DUE 2015)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](1)

No. R-	$
CUSIP No: 26442E AC4
ISIN: US26442EAC49

DUKE ENERGY OHIO, INC.

FIRST MORTGAGE BOND, FLOATING RATE SERIES,

DUE MARCH 6, 2015

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                             , or registered assigns, the principal sum of                                                            Dollars ($   ) on the sixth day of March, 2015 and to pay interest on said sum from September 6, 2013 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rates per annum determined in accordance with the provisions specified below, payable quarterly in arrears on the sixth day of March, June, September and December of each year, commencing December 6, 2013 (each such date herein called an “Interest Payment Date”; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity of the principal of this bond) would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day). The principal of and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of

(1)   This should be included only if the Bonds of Series Due 2015 are being issued in global form.

August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities. By the terms of the Indenture, the Securities secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.  Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, Floating Rate Series, Due March 6, 2015” (hereinafter referred to as the “Bonds of Series Due 2015”) of the Company issued under and secured by the Indenture and created by a Forty-second Supplemental Indenture, dated as of September 6, 2013 (the “Forty-second Supplemental Indenture”).

The Bonds of Series Due 2015 will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.14%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Bonds of Series Due 2015, the Company and the Trustee.

Upon the request of a Holder of the Bonds of Series Due 2015, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

Interest on the Bonds of Series Due 2015 shall be computed on the basis of the actual number of days elapsed over a 360-day year. The accrued interest on the Bonds of Series Due 2015 for any period is calculated by multiplying the principal amount of Bonds of Series Due 2015 by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on the Bonds of Series Due 2015 will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

For purposes of determining the interest rate applicable to the Bonds of Series Due 2015, except as otherwise expressly provided or unless the context otherwise requires:

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., as appointed pursuant to Section 3.01of the Forty-second Supplemental Indenture to the Indenture, or its successor appointed by the Company pursuant to Article Three thereof, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for the Bonds of Series Due 2015 (or, with respect to the initial Interest Period only, commencing on the original issue date for the Bonds of Series Due 2015) and ending on the day before the next succeeding Interest Payment Date for the Bonds of Series Due 2015.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for the Bonds of Series Due 2015 that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Bonds of Series Due 2015, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Bonds of Series Due 2015, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds of Series Due 2015, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds of Series Due 2015 are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

The Bonds of Series Due 2015 are not redeemable prior to their maturity.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds of Series Due 2015 are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds of Series Due 2015 are issuable in denominations of $2,000 and multiples of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, Bonds of Series Due 2015 are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

DUKE ENERGY OHIO, INC.

By
Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By
Authorized Signatory

Dated as of:

(FORM OF BOND OF SERIES DUE 2023)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](2)

No. R-	$
CUSIP No: 26442E AD2
ISIN: US26442EAD22

DUKE ENERGY OHIO, INC.

FIRST MORTGAGE BOND, 3.80% SERIES,

DUE SEPTEMBER 1, 2023

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                             , or registered assigns, the principal sum of                                                            Dollars ($   ) on the first day of September, 2023 and to pay interest on said sum from September 6, 2013 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 3.80% per annum, payable semi-annually on the first day of March and September in each year, commencing March 1, 2014 (each such date herein called an “Interest Payment Date”). The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby

(2)   This should be included only if the Bonds of Series Due 2023 are being issued in global form.

made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities. By the terms of the Indenture, the Securities secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.  Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, 3.80% Series, Due September 1, 2023” (hereinafter referred to as the “Bonds of Series Due 2023”) of the Company issued under and secured by the Indenture and created by a Forty-second Supplemental Indenture, dated as of September 6, 2013.

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds of Series Due 2023, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds of Series Due 2023 are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

At any time before June 1, 2023, the Bonds of Series Due 2023 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2023 to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15% (15 basis points), plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the Redemption Date. For the avoidance of doubt, interest that is due and payable on an Interest Payment Date falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds of Series Due 2023 and the Indenture.

At any time on or after June 1, 2023, the Bonds of Series Due 2023 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds of Series Due 2023 to be redeemed plus accrued and unpaid interest to the Redemption Date.

Notice of any redemption by the Company will be mailed at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds of Series Due 2023 to be redeemed. If less than all the Bonds of Series Due 2023 are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series Due 2023 to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds of Series Due 2023, interest will cease to accrue on the Bonds of Series Due 2023 or portions thereof called for redemption.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds of Series Due 2023 are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds of Series Due 2023 are issuable in denominations of $2,000 and multiples of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, Bonds of Series Due 2023 are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

DUKE ENERGY OHIO, INC.

By
Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By
Authorized Signatory

Dated as of:

[END OF ARTICLE TWO.]

ARTICLE THREE.

CALCULATION AGENT FOR THE BONDS OF SERIES DUE 2015

SECTION 3.01.  CALCULATION AGENT APPOINTED.

Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as the Company’s calculation agent for the Bonds of Series Due 2015 (the “Calculation Agent”) and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment as the Company’s agent for the purpose of calculating the applicable interest rates on the Bonds of Series Due 2015 in accordance with the provisions set forth herein.

SECTION 3.02.  DUTIES AND OBLIGATIONS.

The Calculation Agent shall: (a) calculate the applicable interest rates on the Bonds of Series Due 2015 in accordance with the provisions set forth herein, and (b) exercise due care to determine the interest rates on the Bonds of Series Due 2015 and shall communicate the same to the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent) as soon as practicable after each determination.

The Calculation Agent will, upon the request of a Holder of the Bonds of Series Due 2015, provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period (as defined in Section 2.05(a)).

SECTION 3.03.  TERMS AND CONDITIONS.

The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company agrees:

(a)                                 The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Company for all services rendered by the Calculation Agent, and the Company promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the willful misconduct or gross negligence of the Calculation Agent or any of its agents or employees. Except as provided in the preceding sentence, the Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion or advice of counsel or (ii) written instructions from the Company. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this clause (a) shall survive the payment in full of the Bonds of Series Due 2015 and the resignation or removal of the Calculation Agent.

(b)                                 In acting under this Forty-second Supplemental Indenture, the Calculation Agent is acting solely as agent of the Company and does not assume any obligations to or relationship of agency or trust for or with any of the beneficial owners or Holders of the Bonds of Series Due 2015.

(c)                                  The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Bonds of Series Due 2015 or this Forty-second Supplemental Indenture or any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(d)                                 The Calculation Agent, its officers, directors, employees and shareholders may become the owners or pledgee of, or acquire any interest in, any Bonds of Series Due 2015, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Calculation Agent.

(e)                                  Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Company for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their willful misconduct or gross negligence.

(f)                                   The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                  The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Forty-second Supplemental Indenture against the Calculation Agent.

(h)                                 Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by it under any provision of this Forty-second Supplemental Indenture shall be sufficient if signed by any officer of the Company.

(i)                                     The Calculation Agent may perform any duties hereunder either directly or by or through its agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)                                    The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to this Forty-second Supplemental Indenture or the Bonds of Series Due 2015 if such change would materially and adversely affect the Calculation Agent’s duties and obligations hereunder or thereunder.

(k)                                 In no event shall the Calculation Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                                     In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this Forty-second Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(m)                             Under certain circumstances, the Calculation Agent may be required to determine the interest rates on the Bonds of Series Due 2015 on the basis of quotations received from banks or other financial institutions (the “Reference Banks”) selected by the Company for the purpose of quoting such rates. The Calculation Agent shall not be responsible to the Company or any third party for any failure of the Reference Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of gross negligence or willful misconduct) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

SECTION 3.04.  QUALIFICATIONS.

The Calculation Agent shall be authorized by law to perform all the duties imposed upon it by this Forty-second Supplemental Indenture, and shall at all times have a capitalization of at least $50,000,000.  The Calculation Agent may not be an affiliate of the Company.

SECTION 3.05.  RESIGNATION AND REMOVAL.

The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 45 days after the receipt of such notice by the Company, unless the Company otherwise agrees in writing. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor Calculation Agent. If at any time the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, then a successor Calculation Agent shall as soon as practicable be appointed by the Company by an instrument in writing filed with the predecessor Calculation Agent, the successor Calculation Agent and the Trustee. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

SECTION 3.06.  SUCCESSORS.

Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Company and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

SECTION 3.07.  TRUSTEE DEEMED CALCULATION AGENT UNDER CERTAIN CIRCUMSTANCES.

In the event that the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have made a timely appointment of a successor Calculation Agent, the Trustee, notwithstanding the provisions of this Article Three, shall be deemed to be the Calculation Agent for all purposes of this Forty-second Supplemental Indenture until the appointment by the Company of the successor Calculation Agent.

SECTION 3.08.  MERGER, CONVERSION, CONSOLIDATION, SALE OR TRANSFER.

Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Forty-second Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation or sale shall forthwith be given to the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent).

SECTION 3.09.  NOTICE.

Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted hereby to be given or furnished to the Calculation Agent shall be delivered in person, sent by letter or fax or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within 24 hours by letter or by fax) as follows:

The Bank of New York Mellon Trust Company, N.A.

525 Vine Street, Suite 900

Cincinnati, OH 45202

Attention: Corporate Trust — Global Client Services

Telephone:

Fax:

or to any other address of which the Calculation Agent shall have notified the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent) in writing as herein provided.

SECTION 3.10.  WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE CALCULATION AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.11.  CALCULATION OF INTEREST RATE FOR FIRST INTEREST PERIOD.

The Calculation Agent, at the request of the Company, has determined, prior to the date of execution and delivery of this Forty-second Supplemental Indenture, the interest rate for the initial Interest Period for the Bonds of Series Due 2015. In connection with such determination, the Calculation Agent shall be entitled to the same rights, protections, exculpations and immunities otherwise available to it under this Forty-second Supplemental Indenture.

[END OF ARTICLE THREE.]

ARTICLE FOUR.

MISCELLANEOUS

SECTION 4.01.  INDENTURE RATIFIED AND CONFIRMED.

The Indenture, as supplemented by this Forty-second Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.

SECTION 4.02.  EXECUTION IN COUNTERPARTS

This Forty-second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.03.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Forty-second Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 4.04.  SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Forty-second Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.05.  SEPARABILITY CLAUSE.

In case any provision in this Forty-second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06.  BENEFITS OF INDENTURE.

Nothing in this Forty-second Supplemental Indenture, the Bonds of Series Due 2015 or the Bonds of Series Due 2023, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Bonds of Series Due 2015 or any Bonds of Series Due 2023, any benefit or any legal or equitable right, remedy or claim under this Forty-second Supplemental Indenture.

SECTION 4.07.  GOVERNING LAW.

This Forty-second Supplemental Indenture, the Bonds of Series Due 2015 and the Bonds of Series Due 2023 shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee and the Calculation Agent shall be governed by the laws of the State of New York.

SECTION 4.08.  TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

The recitals contained herein are made by the Company and not by the Trustee or the Calculation Agent, and the Trustee and the Calculation Agent assume no responsibility for the correctness thereof. The Trustee and the Calculation Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-second Supplemental Indenture.

[EXECUTION PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-second Supplemental Indenture to be duly executed as of the day and year first above written.

DUKE ENERGY OHIO, INC.

By	/s/ Stephen G. De May
Stephen G. De May
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Calculation Agent

By	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 6th day of September, 2013, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Stephen G. De May, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be the Vice President and Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Vice President and Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Heather Paige Blum
Notary Public

Name: Heather Paige Blum
Commission Expiration: 01-09-2018

STATE OF CALIFORNIA	)
) ss:
COUNTY OF	)

On this 5th day of September, 2013, before me, Kristie Dianne Duenes, notary public in and for the County and State aforesaid, personally appeared Teresa Petta, a Vice President of The Bank of New York Mellon Trust Company, N. A., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(NOTARIAL SEAL)

/s/ Kristie Dianne Duenes
Notary Public
Name: Kristie Dianne Duenes
Commission Expiration: Sep 24, 2014

This instrument was prepared by:

Bradley C. Arnett, Esq.

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, Ohio  45202